TOTAL SYSTEM SERVICES, INC.
                       Statement re Computation of Per Share Earnings

The following computations set forth the calculations of basic and diluted earnings per share for the twelve months ended December 31:

                                                                     1997                 1996                  1995
                                                               -----------------    -----------------     -----------------

Net income                                                   $       47,478,472           39,437,181            27,730,102
                                                               =================    =================     =================

Weighted average number of common shares
      outstanding                                                   129,304,249          129,287,493           129,263,226

Increase due to assumed issuance of shares
      related to stock options outstanding                              188,122              163,605               130,325

Increase due to contingently issuable shares
     associated with acquisition                                            --                   --                 21,978
                                                               -----------------    -----------------     -----------------

Weighted average common and common
     equivalent shares outstanding                                  129,492,371          129,451,098           129,415,529
                                                               =================    =================     =================

            Basic earnings per share                         $              .37                  .31                   .21
                                                               =================    =================     =================

            Diluted earnings per share                       $              .37                  .30                   .21
                                                               =================    =================     =================


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